                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: July 30, 1999





                                IA Corporation I
             (Exact name of registrant as specified in its charter)



            Delaware                  00021539                94-3161772
 ----------------------------  ------------------------  -------------------
 (State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
      of incorporation)                                  Identification No.)




                           1900 Powell Street, Suite 600
                           Emeryville, California 94608
                     (Address of principal executive offices)

                                  (510) 450-7000
               (Registrant's telephone number, including area code)

Item 5.  Other Events

     On July 30,1999, the Company closed a $4.0 million convertible preferred stock financing for cash (the "Financing"). The Financing was led by Warburg, Pincus Investors, L.P., an affiliate of E.M. Warburg, Pincus & Co., LLC, the Company's largest shareholder.

     The Company issued 400 shares of Series B Preferred Stock at a purchase price of $10,000 per share. Each share of Series B Preferred stock will be convertible into approximately 5,229 shares of the Company's Class B Common Stock. The conversion price of the Series B Preferred Stock is $1.9125 per share, which represents a 20% premium over the average closing price of the Company's Common Stock during the ten days prior to subscription. The conversion price is not subject to any reset or "floating" adjustment, other than standard anti-dilution protection. The Series B Preferred Stock will be entitled to annual dividends of 7% of the purchase price, which are payable semi-annually in cash or, at the option of the Company, in kind in shares of the Company's Class B Common Stock. The Class B Common Stock has the same rights, preferences, privileges, and restrictions as the common stock, except that the Class B Common Stock has very limited voting rights and does not vote for the election of directors. The shares of Class B Common Stock are also convertible at the option of the holder into Common Stock, so long as such conversion does not result in the holder obtaining greater than 49% of the Company's outstanding voting securities.

     Upon the occurrence of certain events, the Series B Preferred Stock has a liquidation preference equal to the initial purchase price plus accrued but unpaid dividends. The Series B Preferred Stock will also be entitled to certain registration rights.

     The information set forth in the Company's Press Release dated August 2, 1999 is incorporated herein by reference.

     Item 7.  Financial Statements and Exhibits

     (a) Pro Forma Balance Sheet of the Company, which incorporates the effect of the Financing as if it occurred on June 30, 1999.

     (b)  Exhibits

          3.1 Certificate of Designation, Preference and Rights of Series B Preferred Stock dated July 29, 1999.

          5.1 Opinion of Wilson Sonsini Goodrich & Rosati P.C. as to validity of the Series B Preferred Stock.

          10.1 Series B Preferred Stock Purchase Agreement dated as of July 29, 1999.

          99.1 Text of Press Release dated August 2, 1999.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Name


Dated:   August 13, 1999                    By:  /s/ Leslie J. Alvarez
                                                 ---------------------------
                                                 Leslie J. Alvarez
                                                 Vice President and
                                                 Chief Financial Officer

                                IA CORPORATION I
                       CONDENSED PRO FORMA BALANCE SHEETS
                 (in thousands, except share and per share data)
                                   (unaudited)


                                                                                                             Pro Forma
                                                                      June 30, 1999      Adjustments       June 30, 1999
                                                                    -----------------  ----------------  -----------------
ASSETS
Current assets:
        Cash and cash equivalents............................              $    8,640       $     3,834        $    12,474
     Receivables, including unbilled receivables of $713,
            less allowance for doubtful accounts of $741.....                   3,634                --              3,634
        Other current assets.................................                     630                --                630
                                                                    -----------------  ----------------  -----------------
            Total current assets.............................                  12,904             3,834             16,738
     Property and equipment, net.............................                     611                --                611
                                                                    -----------------  ----------------  -----------------
                                                                           $   13,515       $     3,834        $    17,349
                                                                    =================  ================  =================

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities:
        Accounts payable.....................................              $      154       $       --         $      154
        Accrued compensation and related liabilities.........                   1,885               15              1,900
        Deferred revenues....................................                   8,669               --              8,669
        Other accrued liabilities............................                     450               --                450
                                                                    -----------------  ---------------  -----------------
            Total current liabilities........................                  11,158               15             11,173

Stockholders' equity:
     Class B Preferred Stock, $0.01 par value:
        Authorized shares -- 5,000,000
         Issued and outstanding shares -- 400................                                       --                 --
     Common shares, $0.01 par value:
        Authorized shares -- 35,000,000
        Issued and outstanding shares -- 9,804,863...........                      98               --                 98
     Class B Common shares, $0.01 par value:
        Authorized shares -- 5,000,000
        Issued and outstanding shares -- 2,417,112...........                      24               --                 24
     Additional paid-in capital..............................                  28,807            3,819             32,626
     Accumulated deficit.....................................                (26,221)               --           (26,221)
     Deferred compensation...................................                   (351)               --              (351)
                                                                    -----------------  ---------------   ----------------
        Total stockholders' equity...........................                   2,357            3,819              6,176
                                                                    -----------------
                                                                           $   13,515       $    3,834         $   17,349
                                                                    =================  ===============   ================

NOTE 1: The effect of the convertible preferred stock financing that closed on July 30, 1999 has been reflected in the balance sheet above as if the transaction had occurred on June 30, 1999.